Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL PARTNERS ANNOUNCES
OFFERING OF UP TO $100 MILLION OF SHARES OF COMMON STOCK
     NASHVILLE, Tenn., June 10, 2009 — Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) announced today it has commenced a public offering of up to $100 million of shares of its common stock pursuant to Pinnacle Financial’s effective shelf registration statement filed with the U.S. Securities and Exchange Commission (SEC).  Raymond James & Associates, Inc. will serve as the representative of the underwriters for this offering. The underwriters also have the option to purchase up to an additional 15 percent of the offered amount of common stock from Pinnacle at the public offering price, less underwriting discounts and commissions, within 30 days.
      The net proceeds of the offering will be used for general corporate purposes, including additional capital for Pinnacle National Bank and possible repurchase from the U.S. Treasury of the $95 million of Series A preferred stock, and associated warrants, issued in connection with the Treasury’s TARP Capital Purchase Program.
      This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  A registration statement relating to these securities has been filed with the SEC and is effective, and a prospectus supplement relating to the offering will be filed with the SEC. A copy of the prospectus supplement and accompanying prospectus may be obtained from Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716 or by telephone at 1-800-248-8863.
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.

Pinnacle Financial Partners Inc. announces common stock offering — pg. 2 of 2
     The firm began operations in a single downtown Nashville location in October 2000 and has since grown to $5.0 billion in assets at March 31, 2009. In 2007, Pinnacle Financial launched an expansion into the Knoxville MSA. At March 31, 2009, Pinnacle Financial is the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and two in Knoxville.
###
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “consider,” “plan,” “project,” “believe,” “probably,” “potentially,” “outlook,” “seek,” “should,” “estimate,” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. These statements should be considered subject to various risks and uncertainties, and are made based upon management’s belief as well as assumptions made by, and information currently available to, management pursuant to “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Pinnacle Financial’s actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors including, among other factors: (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss review policies associated with economic conditions, examination conclusions, or regulatory developments; (v) increased competition with other financial institutions; (vi) greater than anticipated deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (vii) rapid fluctuations or unanticipated changes in interest rates; (viii) the development of any new market other than Nashville or Knoxville; (ix) a merger or acquisition; (x) any activity in the capital markets that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xi) the impact of governmental restrictions on entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy; (xiii) the inability of Pinnacle Financial to secure the approval of the Treasury and its bank subsidiary’s primary federal regulator for the redemption by Pinnacle Financial of the Series A preferred stock sold by Pinnacle Financial to the Treasury in the Capital Purchase Program; and (xiv) prevailing conditions in the public capital markets. A more detailed description of these and other risks is contained in the reports Pinnacle Financial filed with and furnished to the SEC. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.